EXHIBIT 10.ss

AMENDMENT NO. 5

THIS AMENDMENT NO. 5 (the "Amendment") dated as of April 23, 1998, to the Credit Agreement referenced below, is by and among MACSAVER FINANCIAL SERVICES, INC., a Delaware corporation, (the "Borrower"), HEILIG-MEYERS COMPANY, a Virginia corporation (the "Company"), the Lenders identified therein, WACHOVIA BANK, N.A. (formerly, Wachovia Bank of Georgia, N.A.), as Administrative Agent, NATIONSBANK, N.A., as Documentation Agent, and CRESTAR BANK and FIRST UNION NATIONAL BANK (formerly, First Union National Bank of Virginia), as Co-Agents.

W I T N E S S E T H

WHEREAS, the Lenders have established a $400 million credit facility for the benefit of the Borrower pursuant of the terms of that Credit Agreement dated as of July 18, 1995 (as amended and modified, the "Credit Agreement") among the Borrower, the Company, the Lenders identified therein and Wachovia Bank of Georgia, N.A., as Administrative Agent;

WHEREAS, the Borrower has requested certain modifications to the Credit
Agreement;

WHEREAS, the modifications requested hereby require the consent of the Required Lenders; and

WHEREAS, the Required Lenders have consented to the requested modifications on the terms and conditions set forth herein and have authorized the Administrative Agent to enter into this Amendment on their behalf to give effect to this Amendment;

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. Terms used but not otherwise defined shall have the meanings provided in the Credit Agreement.

2. Amendment. The Credit Agreement is amended and modified in the following respects:

2.1 The following definitions are amended or added in Section 1.1 to read as follows:

"Applicable Percentage" means for any day, the rate per annum set forth below opposite the applicable rating for the Company's senior unsecured (non-credit enhanced) long term debt then in effect, it being understood that the Applicable Percentage for (i) Base Rate Loans shall be the percentage set forth under the column "Base Rate Margin", (ii) Eurodollar Loans shall be the percentage set forth under the column "Eurodollar Margin", and (iii) the Facility Fee shall be the percentage set forth under the column "Facility Fee":



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           ------------ ----------------- ------------------ -------------------
           Pricing        S&P               Moody's            Eurodollar Margin
           Level          Rating            Rating
           ------------ ----------------- ------------------ -------------------
           ------------ ----------------- ------------------ -------------------

           I            BBB+ or above     Baa1 or above      0.275%
           ------------ ----------------- ------------------ -------------------
           ------------ ----------------- ------------------ -------------------

           II           BBB               Baa2               0.350%
           ------------ ----------------- ------------------ -------------------
           ------------ ----------------- ------------------ -------------------

           III          BBB-              Baa3               0.475%
           ------------ ----------------- ------------------ -------------------
           ------------ ----------------- ------------------ -------------------

           IV           BB+               Ba1                0.750%
           ------------ ----------------- ------------------ -------------------
           ------------ ----------------- ------------------ -------------------

           V            below BB+         below Ba1          0.950%
                        or unrated        or unrated
           ------------ ----------------- ------------------ -------------------

(Continued)

           ------------- ---------------

           Base Rate
           Margin        Facility Fee
           ------------- ---------------
           ------------- ---------------

           0%            0.125%
           ------------- ---------------
           ------------- ---------------

           0%            0.150%
           ------------- ---------------
           ------------- ---------------

           0%            0.175%
           ------------- ---------------
           ------------- ---------------

           0%            0.250%
           ------------- ---------------
           ------------- ---------------

           0%            0.30%

           ------------- ---------------

The numerical classification set forth under the column "Pricing Level" shall be established based on the better of ratings by S&P and Moody's for the Company's senior unsecured (non-credit enhanced) long term debt. The Applicable Percentage shall be determined and adjusted on the date five (5) Business Days after each change in debt rating. Adjustments in the Applicable Percentage shall be effective as to all Loans, existing and prospective, from the date of adjustment. The Administrative Agent shall promptly notify the Lenders of changes in the Applicable Percentage.

"Consolidated Interest Expense" means, for any period, all interest expense, including the amortization of debt discount and premium and the interest component under Capital Leases for the Company and its Subsidiaries on a consolidated basis determined in accordance with GAAP applied on a consistent basis (including, for purposes hereof, interest payments on Subordinated Debentures). Except as otherwise specified, the applicable period shall be for the four consecutive quarters ending as of the date of computation.

"Funded Debt" means for any Person, (i) all Indebtedness of such Person for borrowed money or which has been incurred in connection with the acquisition of assets, (ii) all Capital Lease Obligations of such Person and, without duplication, (iii) all Guarantee Obligations of such Person of Funded Debt of other Persons (excluding, for purposes hereof, obligations evidenced by or otherwise recorded with respect to Subordinated Debentures or Preferred Securities).

"Preferred Securities" means pass-through securities, capital securities or other preferred securities issued by a statutory business trust or other similar special purpose entity owned or controlled by the Company or any Subsidiary the proceeds of which are invested in or exchanged for Subordinated Debentures.

"PS Affiliate" means trust or other special purpose entity which is the issuer of Preferred Securities.

"Subordinated Debentures" means junior subordinated deferrable interest debentures or other similar subordinated debt securities issued by the Company or any Subsidiary the interest payments on which are used to make cash distributions on Preferred Securities.

2.3 The first clause of Section 2.2(a) preceding the prorisois amendment to read as follows:

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During the Commitment Period,  subject to the terms and conditions hereof,  from such time as the Company shall have attained and for so long as the Company shall maintain, ratings for its senior unsecured (non-credit enhanced) long-term debt of BBB-/Baa3 or better by S&P and Moody's, respectively, the Borrower may from time to time request and each Lender may, in its sole discretion, agree to make Competitive Loans to the Borrower;

2.3 Section 7.9(b) relating to the Fixed Charge Coverage Ratio is amended to read as follows:

(b) Fixed Charge Coverage Ratio. As of the end of each fiscal quarter, there shall be maintained a Fixed Charge Coverage Ratio of at least:

through the end of the fiscal year ending in February, 1999       1.15:1.0
thereafter                                                        1.25:1.0

3. This Amendment shall be effective upon satisfaction of the following conditions:

(a) execution of this Amendment by the Borrower, the Company and the Administrative Agent;

(b) receipt by the Bank of legal opinions of counsel to the Borrower and the Company relating to this Amendment in form and substance satisfactory to the Administrative Agent and the Required Lenders;

(c) receipt by the Administrative Agent for the ratable benefit of the consenting Lenders of an Amendment Fee of 7.5 basis points on the aggregate amount of Commitments held by each of the Lenders consenting to this Amendment.

4. Except as modified hereby, all of the terms and provisions of the Credit Agreement (including Schedules and Exhibits) shall remain in full force and effect.

5. The Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of Moore & Van Allen, PLLC.

6. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.

7. This Amendment shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with the laws of the State of North Carolina.

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed under seal and delivered as of the date and year first above written.

BORROWER:                           MACSAVER FINANCIAL SERVICES, INC.,
a Delaware corporation

By:               /s/ D.V. Bhavnagri
Name:             Dossi V. Bhavnagri
Title:   Vice President


COMPANY:                   HEILIG-MEYERS COMPANY,
a Virginia corporation

By:               /s/ Paige H. Wilson
Name:             Paige H. Wilson
Title:   Vice President

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ADMINISTRATIVE
 AGENT:                    WACHOVIA BANK, N.A., as Administrative Agent
for and on behalf of the Lenders

By:               /s/ Christopher C. Borin
Name:             Christopher C. Borin
Title:   Senior Vice Presient


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